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PROVIDIAN FINANCIAL CORPORATION
Select Financial Data

                                                                                Year Ended December 31
                                                            ------------------------------------------------------------
(dollars in thousands)                                      1999          1998          1997          1996          1995
------------------------------------------------------------------------------------------------------------------------
EARNINGS TO FIXED CHARGES:
         Excluding interest on deposits                        9.83        10.88        14.20         5.93          4.90
         Including interest on deposits                        2.99         2.93         2.66         2.34          2.34
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
   DIVIDEND REQUIREMENTS:
         Excluding interest on deposits                        9.83        10.88        13.28         5.19          4.32
         Including interest on deposits                        2.99         2.93         2.63         2.25          2.24

a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
         Income before income taxes                     $   917,425    $ 490,563    $ 311,300    $ 257,251     $ 214,863
         Fixed charges                                      460,588      254,006      187,843      192,536       160,183
                                                        -----------    ---------    ---------    ---------     ---------
     Earnings, for computation purposes                 $ 1,378,013    $ 744,569    $ 499,143    $ 449,787     $ 375,046
                                                        ===========    =========    =========    =========     =========

     FIXED CHARGES:
         Interest on borrowings                         $    92,334    $  42,931    $  18,858    $  49,208     $  52,732
         Interest on deposits                               356,736      204,335      164,252      140,361       105,151

         Portion of rents representative
            of the interest factor                           11,518        6,740        4,733        2,967         2,300
                                                        -----------    ---------    ---------    ---------     ---------

     Fixed charges, including interest
         on deposits,for computation purposes           $   460,588    $ 254,006    $ 187,843    $ 192,536     $ 160,183
                                                        ===========    =========    =========    =========     =========


     Ratio of earnings to fixed charges,
         including interest on deposits                        2.99         2.93         2.66         2.34          2.34


EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
         Income before income taxes                     $   917,425    $ 490,563    $ 311,300    $ 257,251     $ 214,863
         Fixed charges                                      103,852       49,671       23,591       52,175        55,032
                                                        -----------     ---------   ---------    ---------     ---------

     Earnings, for computation purposes                 $ 1,021,277    $ 540,234    $ 334,891    $ 309,426     $ 269,895
                                                        ===========    =========    =========    =========     =========

     FIXED CHARGES:
         Interest on borrowings                         $    92,334    $  42,931    $  18,858    $  49,208     $  52,732
         Portion of rents representative
            of the interest factor                           11,518        6,740        4,733        2,967         2,300
                                                        -----------    ---------    ---------    ---------     ---------

     Fixed charges, excluding interest
         on deposits, for computation purposes          $   103,852    $  49,671    $  23,591    $  52,175     $  55,032
                                                        ===========    =========    =========    =========     =========

     Ratio of earnings to fixed charges,
         excluding interest on deposits                        9.83        10.88        14.20         5.93          4.90


b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
         Income before income taxes                     $   917,425    $ 490,563    $ 311,300    $ 257,251     $ 214,863
         Fixed charges                                      460,588      254,006      187,843      192,536       160,183
                                                        -----------    ---------    ---------    ---------     ---------
     Earnings, for computation purposes                 $ 1,378,013    $ 744,569    $ 499,143    $ 449,787     $ 375,046
                                                        ===========    =========    =========    =========     =========


     FIXED CHARGES AND PREFERRED STOCK:
         DIVIDEND REQUIREMENTS

         Interest on borrowings                         $    92,334    $  42,931    $  18,858    $  49,208     $  52,732
         Interest on deposits                               356,736      204,335      164,252      140,361       105,151


         Portion of rents representative
            of the interest factor                           11,518        6,740        4,733        2,967         2,300
                                                        -----------    ---------    ---------    ---------     ---------

     Fixed charges, including interest on
         deposits, for computation purposes             $   460,588    $ 254,006    $ 187,843    $ 192,536     $ 160,183


     Preferred stock dividend requirements                        -            -        1,636        7,397         7,397
                                                        -----------    ---------    ---------    ---------     ---------


     Fixed charges and preferred stock dividend
         requirements including interest
         on deposits, for computation purposes          $   460,588    $ 254,006    $ 189,479    $ 199,932     $ 167,580
                                                        ===========    =========    =========    =========     =========

     Ratio of earnings to fixed charges and
         preferred stock dividend requirements,
         including interest on deposits                        2.99         2.93         2.63         2.25          2.24


EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
         Income before income taxes                     $   917,425    $ 490,563    $ 311,300    $ 257,251     $ 214,863
         Fixed charges                                      103,852       49,671       23,591       52,175        55,032
                                                        -----------    ---------    ---------    ---------     ---------

     Earnings, for computation purposes                 $ 1,021,277    $ 540,234    $ 334,891    $ 309,426     $ 269,895
                                                        ===========    =========    =========    =========     =========

     FIXED CHARGES AND PREFERRED STOCK:
         DIVIDEND REQUIREMENTS
         Interest on borrowings                         $    92,334    $  42,931    $  18,858    $  49,208     $  52,732

         Portion of rents representative
         of the interest factor                              11,518        6,740        4,733        2,967         2,300
                                                        -----------    ---------    ---------    ---------     ---------
     Fixed charges, excluding interest
         on deposits, for computation purposes          $   103,852    $  49,671    $  23,591    $  52,175     $  55,032

     Preferred stock dividend requirements                        -            -        1,636        7,397         7,397
                                                        -----------    ---------    ---------    ---------     ---------

     Fixed charges and preferred stock dividend
         requirements, excluding interest on
         deposits, for computation purposes             $   103,852    $  49,671    $  25,227    $  59,571     $  62,429
                                                        ===========    =========    =========    =========     =========

     Ratio of earnings to fixed charges and
         preferred stock dividend requirements,
         excluding interest on deposits                        9.83        10.88        13.28         5.19          4.32

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